UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: March 24, 2004

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                              BancFirst Corporation

        Oklahoma                      000-14384                  73-1221379
(State of incorporation)       (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)

   101 N. Broadway, Oklahoma City, OK                              73102
(Address of principal executive offices)                         (Zip Code)

                    Issuer's telephone number: (405) 270-1086

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Item 5.     Other Events and Regulation FD Disclosure

                  On March  24,  2004,  BancFirst  Corporation  (the  "Company")
            announced the closing of the sale of an additional $1 million of 7.20% Cumulative Trust Preferred Securities. The additional issuance increased the total public offering amount to $26 million. The trust preferred securities were offered by the Company's wholly-owned subsidiary, BFC Capital Trust II (the "Trust"). The Trust's sole assets are the junior subordinated interest debentures issued by the Company in connection with the issuance of the trust preferred securities.

                  The trust preferred  securities of BFC Capital Trust II have a distribution rate of 7.20%, with each share having a liquidation value of $25. The preferred securities are listed on the Nasdaq National Market under the symbol "BANFP." Advest, Inc. and Howe Barnes Investments, Inc. acted as managing underwriters for the offering with Advest, Inc. acting as lead managing underwriter.

Item 7(c):  Exhibits

            Exhibit 4.1       First  Amendment  to Amended  and  Restated  Trust
                              Agreement

            Exhibit 99.1      Press Release
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                                   Signatures

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               REGISTRANT:

                                               BANCFIRST CORPORATION

Date: March 24, 2004                            By: /s/ Joe T. Shockley, Jr.
                                                    ----------------------------
                                                    Joe T. Shockley, Jr.,
                                                    Executive Vice President and
                                                    Chief Financial Officer
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                                  EXHIBIT INDEX

Exhibit No.       Description

      4.1         First Amendment to Amended and Restated Trust Agreement
      99.1        Press Release dated March 24, 2004.